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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of United States Cellular Corporation of our report dated February 7, 1995 (except with respect to the matters discussed in Note 15, as to which the date is March 14, 1995), on the consolidated financial statements of United States Cellular Corporation and Subsidiaries, incorporated by reference in the United States Cellular Corporation Form 10-K for the year ended December 31, 1994, to the incorporation by reference in this Form S-3 Registration Statement of our report dated February 7, 1995, on the financial statement schedule of United States Cellular Corporation, included in the United States Cellular Corporation Form 10-K for the year ended December 31, 1994, and to the incorporation by reference in this Form S-3 Registration Statement of our compilation report dated February 17, 1995, on the combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA Limited Partnership, included in the United States Cellular Corporation Form 10-K for the year ended December 31, 1994. We also consent to all references to our Firm included in this Form S-3 Registration Statement.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
April 26, 1995